Exhibit 10.1

MUTUAL SETTLEMENT AND RELEASE

This Mutual Settlement and Release Agreement (the “Settlement Agreement”) is entered into as of February 10, 2026, by and between Safe & Green Holdings Corp., a Delaware corporation (the “Company”) and Cedar Advance LLC (“Cedar”). The Company and Cedar may be hereinafter referred to collectively as the “Parties”, or individually as a “Party”.

RECITALS

WHEREAS, the Parties entered into three Standard Merchant Cash Advance Agreements; dated July 31, 2024 with an original principal balance of $1,957,150.00 (the “July MCA”); dated December 17, 2024 with an original principal balance of $189,600 (the “First December MCA”), and dated December 24, 2024 with an original balance of $203,000 (the “Second December MCA”, together with the July MCA and the First December MCA, the “MCAs”);

WHEREAS, the Parties acknowledge the current outstanding balances owed under the MCAs as of the Effective Date is as follows:

●	July MCA: $1,349,700.00;

●	First December MCA: $179,800.00;

●	Second December MCA: $203,000;

●	TOTAL OUTSTANDING FOR ALL MCAS: $1,732,500

WHEREAS, the Parties desire to resolve any and all claims and disputes between them with respect to the MCAs;

WHEREAS, the Parties have agreed to settle the claims and disputes by agreeing to settle the outstanding balance of the MCAs via the issuance of shares of the Company’s common stock, upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing recitals and in consideration of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

SETTLEMENT AND RELEASE

1.	Settlement Payment

The Parties hereby agree that, as a settlement payment, and in full satisfaction of the MCAs, the Company shall cause to be issued to Cedar shares of common stock of the Company, par value $0.01 (the “Common Stock”), as detailed herein. The settlement payment amount shall be FIVE HUNDRED THOUSAND (500,000) shares of Common Stock (the “Initial Shares”). The Company shall deliver the Initial Shares to Cedar as soon as possible after the full execution of this Settlement Agreement. Cedar acknowledges that the Shares have not been registered under the Securities Act of 1933, and will bear a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) THE ISSUER OF SUCH SECURITIES RECEIVES AN OPINION OF COUNSEL TO THE EXECUTIVE OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY ACCEPTABLE TO THE ISSUER’S TRANSFER AGENT, THAT SUCH SECURITIES MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

Company represents, warrants, and covenants to Cedar that the Company has a sufficient number of authorized but unissued shares to be able to issue the Shares to Cedar without requiring amendment of its certificate of incorporation or other shareholder action. Cedar acknowledges that the Company shall not issue a number of shares of Common Stock that would exceed 4.99% of the shares of Common Stock outstanding at any given time (the “Beneficial Ownership Limitation”).

2.	True-Up Shares

The Parties agree to perform a sales analysis once all of the Initial Shares have been sold by Cedar, to determine the gross sales proceeds received by Cedar from the sale of the Shares (the “Proceeds”). In the event the Proceeds are less than $1,732,500, then the Company agrees to promptly issue additional shares of Common Stock to Cedar as a true-up (the “True-up Shares”), as follows:

The true-up value shall be calculated by subtracting the Proceeds from $1,732,500 (the “True-up Value”), ($1,732,500 - Proceeds = the True-up Value). The number of true-up shares to be issued shall be calculated by dividing the True-up Value by the volume weighted average price (“VWAP”) of the Company’s Common Stock (as reported by NASDAQ-CM exchange) for the ten trading days immediately preceding the date the True-up Value is calculated, (True-Up Value / 10-day VWAP = number of True-up Shares to be issued). To the extent that the Beneficial Ownership Limitation prevents the issuance of enough True-up Shares, the Company will hold those excess shares and issue them once the Beneficial Ownership Limitation permits such issuance.

3.	Voting Agreement

Concurrent with the execution of this Mutual Settlement and Release, Cedar shall execute a voting agreement in favor of the Company, in the form attached hereto as Exhibit A, whereby Cedar shall vote 100% of the Shares in favor of the resolutions to be voted upon at the Company’s annual shareholders meeting, scheduled for March 2026.

4.	Settlement and Release

As part of this Settlement Agreement it is the desire and intention of the Parties to eliminate any and all claims and potential claims of the Parties against, or between, each other made in, relating to, or that arose as a result of the MCAs, or any issues related thereto. Therefore, the Parties forever waive, generally release and discharge each other, and all of the parent, subsidiary, and related corporations and entities, past, present, and future, and each of them, as well as their respective partners, directors, officers, members, managers, shareholders, agents, employees and attorneys, past, present, and future, and each of them, from any and all claims, demands, damages, losses, liabilities, payment obligations, causes of action, costs, expenses, and attorney’s fees, of whatever kind or nature, related, directly or indirectly to, the MCAs, or any issues related thereto, whether known or unknown, fixed or contingent, accrued or not accrued, matured or not yet matured, asserted or unasserted, whether suspected or unsuspected, and which they now own or hold, or have owned or held at any time prior to execution of this Settlement Agreement. It is an express condition of and part of the consideration of this Settlement Agreement, and it is the intention of the Parties that this release shall be effective as to bar each and every claim, demand, damages, loss, liability, payment obligation, cause of action, cost, expense, and attorney’s fees arising out of the Agreement. This Settlement Agreement does not release claims for any breach of this Settlement Agreement, nor does it release any claims set forth in Section 4.

5.	Acknowledgement of Mutual Compromise

The Parties hereby acknowledge and agree that the exchanges set forth in this Settlement Agreement, including the mutual exchanges of promises and covenants between the Parties, reflect a mutual compromise and constitute mutual exchanges of valuable consideration. The Parties agree that this acknowledgement and representation is a material inducement to the Parties entering into this Settlement Agreement. It is the intention of the Parties to bring full, final, and unconditional resolution of all claims asserted, or which could have been asserted, by either Party against the other.

6.	Confidentiality

Unless otherwise required by law, statute or regulation, the Parties agree that the financial terms and provisions of this Settlement Agreement shall remain and be kept strictly confidential and shall not be disclosed, except if (i) required to comply with applicable law, statute, or regulation, (ii) either Party is the subject of a subpoena or court order; or (iii) either Party is enforcing the terms of this Settlement Agreement whether or not a lawsuit is filed. Further, a Party may disclose this Settlement Agreement to its attorneys, accountants, and/or financial advisors (“Authorized Individuals”), but only if such relevant person must have such information for the performance of his or her responsibilities, and such Authorized Individuals are informed to keep such information confidential.

7.	No Admission of Liability

The Parties agree that this Settlement Agreement is a compromise and settlement of each Party’s disputed claims and/or defenses and that neither the execution nor the terms hereof may be construed as an admission of fault or liability on the part of any Party with respect to the disputed matters.

8.	Non-Disparagement

Each Party agrees that it shall not at any time make, publish, or communicate to any person or entity or in any public forum any defamatory or disparaging remarks or statements concerning the other Party, their businesses, any of their employees or officers, and existing and prospective customers, suppliers, investors, and other associated third parties.

9.	Choice of Law and Venue.

All terms of this Settlement Agreement shall be governed by and interpreted according to the substantive laws of the State of New York, without regard to choice of law or conflict of law principles. Further, all Parties consent to venue in the state and federal courts of New York, New York.

10.	JURY WAIVER

TO THE FULLEST EXTENT PERMITTED BY LAW, ALL PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND UNCONDITIONALLY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, ARISING UNDER, BASED UPON, OR IN WAY RELATED OR CONNECTED TO THIS SETTLEMENT AGREEMENT OR THE INSTRUMENTS OF SERVICE OR THE SERVICES AGREEMENT, INCLUDING BUT NOT LIMITED TO ANY ACTIONS ARISING OUT OF CONTRACT, TORT, EQUITABLE, OR DECLARATORY CLAIMS.

11.	Attorney’s Fees and Costs

Each Party shall bear its own attorney’s fees and costs incurred in relation to the negotiation and execution of this Settlement Agreement. In the event either of the Parties brings an action to enforce any provision of this Settlement Agreement the prevailing Party shall be entitled to recover the reasonable attorneys’ fees and costs it incurred in such enforcement or action.

12.	All Parties as Drafters

The Parties agree that each has reviewed this Settlement Agreement and contributed to its drafting. Accordingly, none of the Parties shall be construed as the drafter of this Settlement Agreement, and therefore this Settlement Agreement shall not be construed against any Party as its drafter.

13.	Severability

If any provision of this Settlement Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the Parties that the remainder of this Settlement Agreement shall not be affected.

14.	Counterparts

This Settlement Agreement may be executed in counterparts, each of which shall be deemed an original. Delivery of an executed counterpart signature page of this Settlement Agreement by electronic means (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, or other electronic means intended to preserve the original graphic and pictorial appearance of a document) has the same effect as delivery of an executed original of this Settlement Agreement.

15.	Final Expression of Agreement

Except as otherwise provided herein, the terms of the Instruments of Service continue in effect. This Settlement Agreement is the final expression of all of the Parties’ agreements regarding the MCAs and supersedes all prior or contemporaneous negotiations, understandings, and agreements between the Parties, whether oral or written. Any prior oral promises, representations, waivers, and courses of conduct are not relied upon and are of no further effect. This Settlement Agreement may not be altered or amended in any manner except by a writing signed by both Parties. This provision cannot be orally modified.

16.	Interpretation

Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions and headings of the sections of this Settlement Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the dates appearing below their names herein.

SAFE & GREEN HOLDINGS CORP.		CEDAR ADVANCE, LLC

By:	/s/ Mike McLaren	By:	/s/ Simon Schonbrun
	Mike McLaren, CEO		Simon Schonbrun,

EXHIBIT A

VOTING AGREEMENT